STRICTLY PRIVATE & CONFIDENTIAL

DATED: 4 JUNE 2018

(1) EURONET 360 FINANCE LIMITED

- and

(2) NIKOLAOS FOUNTAS

DEED OF AMENDMENT TO THE

SERVICE AGREEMENT DATED 21 MAY 2018

Euronet 360 Finance Limited
Registered in England No.; 6928422
Registered Office 5th Floor North Block, 55 Baker Street London WIU 7EU United Kingdom
Euronet 36(1 Finance Limited is authorized by the Financial Conduct Authority under the Electronic Money Regulations 2011 (register reference 900009)

This Deed of Amendment ("Deed") to the Service Agreement dated 21 May 2018 ("Service Agreement") is entered in to on 5 June 2018 ("Effective Date") by and between:

(1) EURONET 360 FINANCE LIMITED, a private limited company incorporated under the laws of England &
Wales with company number 6928422 and whose principal office is at S'*" Floor North Block, 55 Baker Street, London WIU 7EU, United Kingdom ("Company"); and

(2) NIKOLAOS FOUNTAS, of 56, Kolokotroni Street, Athens, Greece ("Executive").

Each of the Company and the Executive are referred to herein as a "Party" and collectively as the "Parties".

RECITALS

WHEREAS, the Parties entered in to the Service Agreement on 21 May 2018 in respect of the Executive's employment with the Company and corresponding service as Chief Executive Officer, EFT EMEA for the Company, EWI and/or
the Group.

WHEREAS, the Parties wish to amend the Service Agreement.

NOW THEREFORE, the Parties have agreed to enter in to this Deed to amend and/or clarify certain terms of the
Service Agreement as stated herein.

TERMS OF AMENDMENT

1.1 Any capitalized terms, phrases and expressions as set out in the text of the Service Agreement shall apply throughout this Deed unless the context requires otherwise, or it is expressly stated to the contrary.

1.2 The Commencement Date as originally stated in the Service Agreement is hereby modified to read as stated below in italics:

Commencement Date means 21 May 2018

1.3 The definition of DP A, shall from the Effective Date, be taken to include Regulation (EU) 2016/679 of the
European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data ("GDPR") as updated from time to time together with any applicable legislation implementing or supplementing or replacing the same from time to time or otherwise relating to the processing of personal data of natural persons, together with binding guidance and codes of practice issued from time to time by relevant supervisory authorities.

1.4 The provisions of Clause 17 of the Service Agreement shall be deemed amended according to the provisions of GDPR as and where applicable.

1.5 All other terms and conditions as stated in the Service Agreement shall remain unchanged and in full effect irrespective of the terms of this Deed.

1.6 This Deed shall be subject to and construed in accordance with the laws of England & Wales.

THIS DOCUMENT HAS BEEN DULY EXECUTED AS A DEED and is delivered and takes effect on the Effective
Date.

EXECUTED AS A DEED BY Desmond Acosta
acting as a director or Euronet 360 Finance Limited

/s/ Desmond Acosta

IN THE PRESENCE OF:
WITNESS NAME:
WITNESS OCCUPATION:
WITNESS ADDRESS:

SIGNED AS A DEED BY NIKOLAOS FOUNTAS

/s/ Nikolaos Fountas

IN THE PRESENCE OF:        /s/ Natalia Tsoukaraki
WITNESS NAME:            Natalia Tsoukaraki
WITNESS OCCUPATION:        Executive Support
WITNESS ADDRESS:         Piraeus Greece

3